Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pacific Blue Energy Corp. (the "Company") on Form 10-Q/A Amendment No. 2 for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Carmen J. Carbona, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 1st day of May, 2019.

/s/Carmen J. Carbona
       Carmen J. Carbona
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pacific Blue Energy Corp., and will be retained Pacific Blue Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.